Exhibit 99.1

ECC CAPITAL CORPORATION REPORTS

2004 FOURTH QUARTER AND FULL-YEAR RESULTS AND

ANNOUNCES 2005 PROJECTED DIVIDEND DECLARATION SCHEDULE

IRVINE, CA, April 1, 2005 – ECC Capital Corporation (NYSE: ECR), a mortgage finance company that originates and invests in residential mortgage loans, today reported results of operations for its fourth quarter and year ended December 31, 2004.

Highlights

•	Earnings per share (diluted) for the three months and year ended December 31, 2004 of $0.03 and $0.66, respectively.

•	Loan originations for the three months and year ended December 31, 2004 of $2.6 billion and $9.1 billion, respectively.

•	Investment in mortgage loans as of December 31, 2004 of $913 million.

Note: Earnings per share are based upon fully diluted pre-IPO shares of Encore Credit Corp. (ECC’s predecessor) outstanding at December 31, 2004, converted into 43,052,931 shares of ECC Capital common stock at a conversion ratio of 1.183 shares of ECC Capital common stock to 1 share of Encore Credit common stock. Following the completion of its IPO on February 18, 2005, ECC Capital had a total of 97,452,465 shares issued and outstanding.

Financial Summary

Net income for the three months ended December 31, 2004 was $1.1 million or $0.03 per diluted share. Net income for the year ended December 31, 2004 totaled $28.2 million or $0.66 per diluted share. Fourth quarter earnings were impacted by several factors, the most significant of which were:

•	Fewer loans were sold in the fourth quarter than in the third quarter, as ECC Capital retained some of its loan production to build a loan portfolio rather than selling all of its loan production in the secondary market for cash.

•	ECC Capital recorded a pretax loss of approximately $9 million related to its investment in retained interests in securitizations, net of the effect of related economic hedges due to a rise in short-term interest rates and higher than expected initial prepayment speeds.

•	Stock compensation charges totaled approximately $1.5 million (pretax).

“We’re proud of what we accomplished in the past year,” said Shabi Asghar, President and Co-Chief Executive Officer of ECC Capital Corporation. “We’d especially like to thank all our employees, who deserve the credit for our 2004 performance. As a result of their efforts, we continued to grow and were positioned to successfully complete our IPO.”

Throughout most of fiscal year 2004, ECC Capital sold substantially all of its loan production and its principal source of income was gain on sale income. In late-2004, to allow the Company to retain the value of its originated loans, ECC Capital commenced efforts to convert its business model from that of a wholesale mortgage bank to a mortgage real estate investment trust (REIT). As a REIT, ECC Capital’s principal source of income will be the interest income earned on its loan portfolio net of the interest expense paid on the mortgage-backed securities and warehouse debt. Through its wholly-owned taxable REIT subsidiary, Encore Credit, ECC Capital plans to continue to sell loans to third parties and report gain on sale income.

ECC Capital’s fourth quarter and 2004 operating results were generated by its previous business model. The new REIT operating model is materially different and these results should not be used to evaluate or forecast future results.

Recent Events

On February 18, 2005, ECC Capital completed its initial public offering. Following the IPO, ECC Capital intends to operate as a REIT and is building a loan portfolio, which it intends to securitize through the issuance of mortgage-backed securities. These securitization transactions are expected to be accounted for as financings for accounting and tax purposes. ECC Capital completed its first securitization on March 18, 2005, issuing $1.6 billion in mortgage-backed securities.

“Our business model may be changing, but our commitment to our customers and employees remains steadfast, for without their support, success under any business model would be impossible,” noted Steve Holder, Chairman and Co-Chief Executive Officer of ECC Capital Corporation.

Filing of Annual Report on Form 10-K

Given the Company’s recent IPO and securitization transactions, and resultant changes in business strategy, ECC Capital will file a Form 12b-25 to extend the time by which it must file its annual report on Form 10-K for the year ended December 31, 2004. This extension will allow ECC Capital sufficient time to complete the preparation of its financial statements and annual report on Form 10-K and to facilitate the timely completion of the annual audit and review of the Form 10-K by its auditors, without unreasonable effort or expense. ECC Capital expects to file its annual report on Form 10-K for the year ended December 31, 2004 by April 8, 2005.

First Quarter 2005 Earnings Release

ECC Capital expects to announce earnings for its first quarter prior to May 16, 2005.

2005 Projected Dividend Declaration Schedule

ECC Capital projects the following schedule for its dividend declaration dates for 2005.

Declaration Date

April 12, 2005	Tuesday

June 28, 2005	Tuesday

September 27, 2005	Tuesday

December 20, 2005	Tuesday

ECC Capital’s board of directors will declare the amount, the record date and the payment date in accordance with the proposed dividend declaration schedule. ECC Capital’s board of directors has the right to change the dividend declaration schedule at any time without prior notice.

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage finance company that originates and invests in residential mortgage loans. Through its wholesale and retail subsidiaries, ECC Capital offers a series of mortgage products to borrowers, with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. ECC Capital is structured to qualify as a real estate investment trust (REIT) by managing a portfolio of nonconforming loans it originates or acquires. As a REIT, ECC Capital’s principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that such forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the condition of the U.S. economy and financial system, (ii) the interest rate environment, (iii) the stability of residential property values, (iv) the potential effect of new state or federal laws or regulations, (v) the effect of increasing competition in ECC Capital’s sector, (vi) ECC Capital’s ability to successfully implement its growth strategy, (vii) continued availability of credit facilities and access to the securitization markets or other funding sources, and (viii) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules. You should also be aware that all information in this news release is as of April 1, 2005. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.

ECC Capital Corporation

Income Statement Information

All amounts in thousands, except per share amounts

	For the year ended December 31,		Three months ended December 31,
	2004	2003	2004	2003
Loan production	$9,114,289	$4,589,163	$2,563,820	$1,461,931
Loan sales	$8,780,365	$4,348,174	$2,349,269	$1,566,852
Revenues
Gain on sale of loans, net	$135,494	$64,410	$22,732	$19,068
Interest income	55,953	34,505	19,505	12,971
Interest expense	(28,110)	(19,605)	(9,547)	(6,880)

Net interest income	27,843	14,900	9,958	6,091

Total revenues	163,337	79,310	32,690	25,159
Expenses
Salaries and related expenses	48,655	28,566	12,259	13,953
Occupancy expense	5,938	2,671	2,094	926
Operating expenses	44,861	20,848	13,769	7,907
Professional fees	7,658	7,476	2,882	1,402
Termination of RFC financing arrangement	7,500	—	—	—
Loss on disposal of assets	161	65	—	39

Total expenses	114,773	59,626	31,004	24,227

Earnings before income taxes	48,564	19,684	1,686	932
Provision for income taxes	20,288	8,437	553	454

NET INCOME	$28,276	$11,247	$1,133	$478

Net income per share of common stock
Basic	$1.15	$0.47	$0.04	$0.02
Diluted	$0.66	$0.30	$0.03	$0.01

ECC Capital Corporation

Balance Sheet Information

	December 31,
	2004	2003
ASSETS

Cash and cash equivalents	$22,023	$5,483
Restricted cash	2,250	1,125
Receivable from loan sales	10,379	5,533
Mortgage loans held for sale, net	913,365	594,510
Residual interests in securitization	1,917	1,596
Residual interests in securitization, pledged as collateral	18,250	—
Prepaid expenses and other assets	14,576	1,066
Equipment and leasehold improvements, net	8,440	4,311
Deferred tax asset	16,346	3,056

Total assets	$1,007,546	$616,680

LIABILITIES AND STOCKHOLDERS’ EQUITY

Warehouse lines of credit	$894,307	$576,777
Securities sold under agreements to repurchase	3,970	—
Accounts payable and accrued expenses	40,131	16,382
Income tax payable	16,189	3,481
Subordinated debt to shareholder, net	—	895

Total liabilities	954,597	597,535
Commitments and contingencies
Stockholders’ equity	52,949	19,145

Total liabilities and stockholders’ equity	$1,007,546	$616,680